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                                                                     EXHIBIT 3.2


                              Bylaws of the Company



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                                     BYLAWS

                                       OF

                                 MEDIRISK, INC.



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                                               ORIGINALLY ADOPTED 23 AUGUST 1996

                                                  AS AMENDED THROUGH 21 MAY 1997


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                                     BYLAWS

                                       OF

                                 MEDIRISK, INC.



                                    SECTION I

                                  CAPITAL STOCK

         SECTION 1.1. CERTIFICATES. Every holder of stock in the Corporation shall be entitled to have a certificate signed in the name of the Corporation by the Chairman of the Board of Directors or the President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation certifying the number of shares in the Corporation owned by such holder. If such certificate is countersigned (a) by a transfer agent other than the Corporation or its employee, or, (b) by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

         SECTION 1.2. RECORD OWNERSHIP. A record of the name and address of the holder of each certificate, the number of shares represented thereby and the date of issue thereof shall be made on the Corporation's books. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by the laws of the State of Delaware.




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         SECTION 1.3. TRANSFER OF RECORD OWNERSHIP. Transfers of stock shall be made on the books of the Corporation only by direction of the person named in the certificate or such person's attorney, lawfully constituted in writing, and only upon the surrender of the certificate therefor and a written assignment of the shares evidenced thereby, which certificate shall be canceled before the new certificate is issued.

         SECTION 1.4. LOST CERTIFICATES. Any person claiming a stock certificate in lieu of one lost, stolen or destroyed shall give the Corporation an affidavit as to such person's ownership of the certificate and of the facts which go to prove its loss, theft or destruction. Such person shall also, if required by policies adopted by the Board of Directors, give the Corporation a bond, in such form as may be approved by the Corporation, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of the certificate or the issuance of a new certificate.

         SECTION 1.5. TRANSFER AGENTS; REGISTRARS; RULES RESPECTING CERTIFICATES. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars. The Board of Directors may make such further rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates of the Corporation.

         SECTION 1.6. RECORD DATE. The Board of Directors may fix in advance a future date, not exceeding 60 days (nor, in the case of a stockholders' meeting, less than ten days) preceding the date of any meeting of stockholders, payment of dividend or other distribution, allotment of rights, or change, conversion or exchange of capital stock or for the purpose of any other lawful action, as the record date for determination of the stockholders entitled to notice of and to vote at any such meeting and any adjournment thereof, or to receive any such dividend or other distribution or allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to participate in any such other lawful action, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of and to vote at such meeting and any adjournment


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thereof, or to receive such dividend or other distribution or allotment of rights, or to exercise such rights, or to participate in any such other lawful action, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

                                   SECTION II

                            MEETINGS OF STOCKHOLDERS

         SECTION 2.1. ANNUAL. The annual meeting of stockholders for the election of directors and the transaction of such other proper business shall be held, within or without the State of Delaware on such date and at such time as shall be designated by the Board of Directors.

         SECTION 2.2. SPECIAL. Special meetings of stockholders for any purpose or purposes may be called by the Board of Directors, pursuant to a resolution adopted by a majority of the members of the Board of Directors then in office, or by the holders of shares representing not less than fifty percent of the votes which may be cast at the meeting. Special meetings may be held at any place, within or without the State of Delaware, as determined by the Board of Directors. The only business which may be conducted at such a meeting, other than procedural matters and matters relating to the conduct of the meeting, shall be the matter or matters described in the notice of the meeting.

         SECTION 2.3. NOTICE. Written notice of each meeting of stockholders, stating the date, time, place and, in the case of a special meeting, the purpose thereof, shall be given as provided by law by the Secretary or an Assistant Secretary not less than ten days nor more than 60 days before such meeting (unless a different time is specified by law) to every stockholder entitled by law to notice of such meeting.

         SECTION 2.4. LIST OF STOCKHOLDERS. A complete list of the stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary and shall be open to the examination of any stockholder, for any


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purpose germane to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified at the place where the meeting is to be held, for at least ten days before the meeting and at the place of the meeting during the whole time of the meeting.

         SECTION 2.5. QUORUM. The holders of shares of stock entitled to cast a majority of the votes on the matters at issue at a meeting of stockholders, present in person or represented by proxy, shall constitute a quorum, except as otherwise required by the Delaware General Corporation Law. In the event of a lack of a quorum, the chairman of the meeting or a majority in interest of the stockholders present in person or represented by proxy may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be obtained. At any such adjourned meeting at which there is a quorum, any business may be transacted that might have been transacted at the meeting originally called.

         SECTION 2.6.  ORGANIZATION AND PROCEDURE.

         (a) The Chairman of the Board, or, in the absence of the Chairman of the Board, the President, or, in the absence of the President, any Vice President designated by the Board of Directors, shall preside at meetings of stockholders. The Secretary of the Corporation shall act as secretary, but in the absence of the Secretary, the presiding officer may appoint a secretary.

         (b) At each meeting of stockholders, the chairman of the meeting shall fix and announce the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the meeting and shall determine the order of business and all other matters of procedure. Except to the extent inconsistent with any such rules and regulations as adopted by the Board of Directors, the chairman of the meeting may establish rules, which need not be in writing, to maintain order for the conduct of the meeting, including, without limitation, restricting attendance to bona fide stockholders of record and their proxies and other persons in attendance at the invitation of the chairman and making rules governing speeches and debates. The chairman of the meeting acts in his or her absolute discretion and his or her rulings are not subject to appeal.


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         SECTION 2.7.  STOCKHOLDER NOMINATIONS AND PROPOSALS.

         (a) No proposal for a stockholder vote shall be submitted by a stockholder (a "Stockholder Proposal") to the Corporation's stockholders unless the stockholder submitting such proposal (the "Proponent") shall have filed a written notice setting forth with particularity (i) the names and business addresses of the Proponent and all persons acting in concert with the Proponent;
(ii) the name and address of the Proponent and the persons identified in clause
(i), as they appear on the Corporation's books (if they so appear); (iii) the class and number of shares of the Corporation beneficially owned by the Proponent and the persons identified in clause (i); (iv) a description of the Stockholder Proposal containing all material information relating thereto; and
(v) such other information as the Board of Directors reasonably determines is necessary or appropriate to enable the Board of Directors and stockholders of the Corporation to consider the Stockholder Proposal. The presiding officer at any stockholders' meeting may determine that any Stockholder Proposal was not made in accordance with the procedures prescribed in these Bylaws or is otherwise not in accordance with law, or is not appropriate for consideration at that meeting based on valid considerations (including that the Stockholder Proposal was not included in the proxy statement distributed to stockholders in connection with the meeting), and if so determined, such officer shall so declare at the meeting and the Stockholder Proposal shall be disregarded.

         (b) Only persons who are selected and recommended by the Board of Directors or the committee of the Board of Directors designated to make nominations, or who are nominated by stockholders in accordance with the procedures set forth in this Section 2.7, shall be eligible for election, or qualified to serve, as directors. Nominations of individuals for election to the Board of Directors of the Corporation at any annual meeting or any special meeting of stockholders at which directors are to be elected may be made by any stockholder of the Corporation entitled to vote for the election of directors at that meeting by compliance with the procedures set forth in this Section 2.7. Nominations by stockholders shall be made by written notice (a "Nomination Notice"), which shall set forth (i) as to each individual nominated, (A) the name, date of birth, business address and residence address of such individual;
(B) the business experience during the


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past five years of such nominee, including his or her principal occupations and employment during such period, the name and principal business of any corporation or other organization in which such occupations and employment were carried on, and such other information as to the nature of his or her responsibilities and level of professional competence as may be sufficient to permit assessment of his or her prior business experience; (C) whether the nominee is or has ever been at any time a director, officer or owner of 5% or more of any class of capital stock, partnership interests or other equity interest of any corporation, partnership or other entity; (D) any directorships held by such nominee in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, as amended; and (E) whether, in the last five years, such nominee has been convicted in a criminal proceeding or has been subject to a judgment, order, finding or decree of any federal, state or other governmental entity, concerning any violation of federal, state or other law, or any proceeding in bankruptcy, which conviction, order, finding, decree or proceeding may be material to an evaluation of the ability or integrity of the nominee; and (ii) as to the person submitting the Nomination Notice and any person acting in concert with such person, (x) the name and business address of such person, (y) the name and address of such person as they appear on the Corporation's books (if they so appear), and (z) the class and number of shares of the Corporation that are beneficially owned by such person. A written consent to being named in a proxy statement as a nominee, and to serve as a director if elected, signed by the nominee, shall be filed with any Nomination Notice. If the presiding officer at any stockholders' meeting determines that a nomination was not made in accordance with the procedures prescribed by these Bylaws, he shall so declare to the meeting and the defective nomination shall be disregarded.

         (c) Nomination Notices and Stockholder Proposals shall be delivered to the Secretary at the principal executive office of the Corporation 60 days or more before the date of the stockholders' meeting if such Nomination Notice or Stockholder Proposal is to be submitted at an


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annual stockholders' meeting (provided, however, that if such annual meeting is called to be held before the date specified in Section 2.1 hereof, such Nomination Notice or Stockholder Proposal shall be so delivered no later than the close of business on the 15th day following the day on which notice of the date of the annual stockholders' meeting was given). Nomination Notices and Stockholder Proposals shall be delivered to the Secretary at the principal executive office of the Corporation no later than the close of business on the 15th day following the day on which notice of the date of a special meeting of stockholders was given if the Nomination Notice or Stockholder Proposal is to be submitted at a special stockholders' meeting.

         SECTION 2.8. VOTING. Unless otherwise provided by the Delaware General Corporation Law, each stockholder shall be entitled to one vote, in person or by written proxy, for each share held of record by such stockholder who is entitled to vote generally in the election of directors. All elections for the Board of Directors shall be decided by a plurality of the votes cast and all other questions shall be decided by a majority of the votes cast, except as otherwise required by the Delaware General Corporation Law or as provided for in the Certificate of Incorporation or these Bylaws. Abstentions shall not be considered to be votes cast.

         SECTION 2.9. INSPECTORS. The Board of Directors by resolution shall, in advance of any meeting of stockholders, appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives of the Corporation, to act at the meeting and make a written report thereof. One or more persons may be designated by the Board of Directors as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by the Delaware General Corporation Law.


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                                   SECTION III

                               BOARD OF DIRECTORS

         SECTION 3.1. MANAGEMENT. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors.

         SECTION 3.2.  NUMBER; QUALIFICATION; ELECTION; TERM.

         (a) The number of directors constituting the Board of Directors shall not be less than three, nor more than twelve, the exact number to be determined by a vote of the majority of the Directors then in office. The directors of the Corporation (exclusive of any directors who are elected pursuant to the terms of , and serve as representatives of the holders of, any series of preferred stock of the Corporation) shall be referred to herein as "Classified Directors" and shall be divided into three classes, with the first class referred to herein as "Class 1," the second class as "Class 2," and the third class as "Class 3." If the total number of Classified Directors equals a number divisible by three, then the number of directors in each of Class 1, Class 2 and Class 3 shall be that number of directors equal to the total number of directors divided by three. If, however, the total number of Classified Directors equals a number that is not divisible by three, each such class of directors shall consist of that number of directors as nearly equal in number as possible to the total number of directors divided by three, as determined by the Board of Directors in advance of each respective election of directors by holders of shares of capital stock of the Corporation then entitled to vote in such election. The term of office of the initial Class 1 directors shall expire at the 1997 annual meeting of stockholders, the term of office of the initial Class 2 directors shall expire at the 1998 annual meeting of stockholders, and the term of office of the initial Class 3 directors shall expire at the 1999 annual meeting of stockholders, with each director to hold office until his successor shall have been duly elected and qualified. At each annual meeting of stockholders, commencing with the 1997 annual meeting, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his successor shall have been duly elected and qualified..


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         (b) Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the Corporation shall have the right, voting separately by series or by class (excluding holders of common stock), to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies, and other features of such directorships shall be governed by the terms of the Certificate of Incorporation including any amendment to the Certificate of Incorporation that designates a series of preferred stock) and such directors so elected by the holders of preferred stock shall not be divided into classes pursuant to this Section 3.2 unless expressly provided by the terms of the Certificate of Incorporation.

         SECTION 3.3. VACANCIES. Any or all Classified Directors may be removed for cause at any annual or special meeting of stockholders, upon the affirmative vote of the holders of a majority of the outstanding shares of each class of capital stock then entitled to vote in person or by proxy at an election of such Classified Directors, provided that notice of the intention to act upon such matter shall have been given in the notice calling such meeting. Newly created directorships resulting from any increase in the authorized number of Directors and any vacancies occurring in the board of directors caused by death, resignation, retirement, disqualification, removal or other termination from office of any directors may be filled by the vote of a majority of the Directors then in office, though less than a quorum, or by the affirmative vote, at a special meeting of the stockholders called for the purpose of filling such directorship, of the holders of a majority of the outstanding shares of capital stock then entitled to vote in person or by proxy at such meeting. Each successor directors so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his respective successor shall have been duly elected and qualified. Any newly created or eliminated directorships resulting from an increase or decrease in the authorized number of directors shall be appointed or allocated by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal in number as possible.


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         SECTION 3.4. RESIGNATION. A director may resign at any time by giving written notice to the Chairman of the Board, to the President, or to the Secretary. Unless otherwise stated in such notice of resignation, the acceptance thereof shall not be necessary to make it effective; and such resignation shall take effect at the time specified therein or, in the absence of such specification, it shall take effect upon the receipt thereof.

         SECTION 3.5. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without further notice at such time and such place as shall from time to time be determined by the Board of Directors. A meeting of the Board of Directors for the election of officers and the transaction of such other business as may come before it may be held without notice immediately following the annual meeting of stockholders.

         SECTION 3.6. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board, or the President, or at the request in writing of one-third of the members of the Board of Directors then in office.

         SECTION 3.7. NOTICE OF SPECIAL MEETINGS. Notice of the date, time and place of each special meeting shall be mailed by regular mail to each director at his or her designated address at least six (6) days before the meeting; or sent by overnight courier to each director at his or her designated address at least two (2) days before the meeting (with delivery scheduled to occur no later than the day before the meeting); or given orally by telephone or other means, or by telegraph or telecopy, or by any other means comparable to any of the foregoing, to each director at his designated address at least twenty-four (24) hours before the meeting; provided, however, that if less than five days' notice is provided and one third of the members of the Board of Directors then in office object in writing prior to or at the commencement of the meeting, such meeting shall be postponed until five (5) days after such notice was given pursuant to this sentence (or such shorter period to which a majority of those who objected in writing agree), provided that notice of such postponed meeting shall be given in accordance with this Section 3.7. The notice of the special meeting shall state the general purpose of the meeting, but other routine business may be conducted at the special meeting without such matter being stated in the notice.


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         SECTION 3.8. PLACE OF MEETINGS. The Board of Directors may hold their meetings and have an office or offices inside or outside of the State of Delaware.

         SECTION 3.9. TELEPHONIC MEETING AND PARTICIPATION. Any or all of the directors may, at their discretion, participate in a meeting of the Board of Directors or any committee thereof by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

         SECTION 3.10. ACTION BY DIRECTORS WITHOUT A MEETING. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

         SECTION 3.11. QUORUM AND ADJOURNMENT. A majority of the directors then holding office shall constitute a quorum. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Whether or not a quorum is present to conduct a meeting, any meeting of the Board of Directors (including an adjourned meeting) may be adjourned by a majority of the directors present, to reconvene at a specific time and place. It shall not be necessary to give to the directors present at the adjourned meeting notice of the reconvened meeting or of the business to be transacted, other than by announcement at the meeting that was adjourned; provided, however, notice of such reconvened meeting, stating the date, time, and place of the reconvened meeting, shall be given to the directors not present at the adjourned meeting in accordance with the requirements of Section 3.7 hereof.

         SECTION 3.12. ORGANIZATION. The Chairman of the Board, or, in the absence of the Chairman of the Board, the President, or in the absence of the President, a member of the Board selected by the members present, shall preside at meetings of the Board. The Secretary of the


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Corporation shall act as secretary, but in the absence of the Secretary, the presiding officer may appoint a secretary.

         SECTION 3.13. COMPENSATION OF DIRECTORS. Directors shall receive such compensation for their services as the Board of Directors may determine. Any director may serve the Corporation in any other capacity and receive compensation therefor.

         SECTION 3.14. PRESUMPTION OF ASSENT. A director of the Corporation who is present at a meeting of the Board of Directors when a vote on any matter is taken is deemed to have assented to the action taken unless he votes against or abstains from the action taken, or unless at the beginning of the meeting or promptly upon arrival the director objects to the holding of the meeting or transacting specified business at the meeting. Any such dissenting votes, abstentions or objections shall be entered in the minutes of the meeting

                                   SECTION IV

                                   COMMITTEES

         The Board of Directors may, by resolutions passed by a majority of the members of the Board of Directors, designate members of the Board of Directors to constitute committees which shall in each case consist of such number of directors, and shall have and may execute such powers as may be determined and specified in the respective resolutions appointing them. Any such committee may fix its rules of procedure, determine its manner of acting and the time and place, whether within or without the State of Delaware, of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise by resolution provide. Unless otherwise provided by the Board of Directors or such committee, the quorum, voting and other procedures shall be the same as those applicable to actions taken by the Board of Directors. A majority of the members of the Board of Directors then in office shall have the power to change the membership of any such committee at any time, to fill vacancies therein and to discharge any such committee or to remove any member thereof, either with or without cause, at any time.


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                                    SECTION V

                                    OFFICERS

         SECTION 5.1. DESIGNATION. The required officers of the Corporation shall be a Chairman of the Board, a President, a Chief Financial Officer, a Secretary and a Treasurer. Such required officers may only be elected by the Board of Directors and may not be appointed by any officer of the Corporation. The Board of Directors may elect, or provide for the appointment of, such other officers (including one or more Vice Presidents in such gradation as the Board of Directors or the appointing officer may determine) or agents as may from time to time appear necessary or advisable in the conduct of the business and affairs of the Corporation. Any number of offices may be held by the same person.

         SECTION 5.2. ELECTION TERM. At its first meeting after each annual meeting of stockholders, the Board of Directors shall elect the required officers and any other officers as it may determine. The term of each officer, whether elected by the Board of Directors or appointed by another officer as herein provided, shall be until the earlier to occur of (i) the death, resignation or removal from office of such officer, or (ii) the first meeting of the Board of Directors following the next annual meeting of stockholders and the election (or appointment) and qualification of such officer's successor.

         SECTION 5.3. RESIGNATION. Any officer may resign at any time by giving written notice to the President or the Secretary. Unless otherwise stated in such notice of resignation, the acceptance thereof shall not be necessary to make it effective; and such resignation shall take effect at the time specified therein or, in the absence of such specification, it shall take effect upon the receipt thereof.

         SECTION 5.4. REMOVAL. Any officer (whether elected by the Board of Directors or appointed by another officer) may be removed at any time with or without cause by the affirmative vote of a majority of the members of the Board of Directors then in office. Any officer appointed by another officer may be removed with or without cause by such officer or the Chief Executive Officer.


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         SECTION 5.5. VACANCIES. A vacancy in any office (whether the officer vacating such office was elected by the Board of Directors or appointed by another officer) may be filled for the unexpired portion of the term by the Board of Directors or, in the case of offices held by officers who may be appointed by other officers, by any officer authorized to appoint such officer.

         SECTION 5.6. CHAIRMAN OF THE BOARD. The Chairman of the Board shall have such powers and perform such duties as may be provided for herein and as may be incident to the office and as may be assigned by the Board of Directors.

         SECTION 5.7. CHIEF EXECUTIVE OFFICER. Unless another person has been specifically elected Chief Executive Officer by the Board of Directors, and/or in the event of a vacancy in the office of Chief Executive Officer, the Chairman of the Board shall also serve as the Chief Executive Officer of the Corporation with all powers and authority incident to the office of Chief Executive Officer, and thereafter, at such time as the Board of Directors shall determine, the Chief Executive Officer shall be such person as the Board of Directors may from time-to-time thereafter elect. The Chief Executive Officer may only be elected by the Board of Directors and may not be appointed by any officer of the Corporation. The Chief Executive Officer shall be responsible for carrying out the policies adopted by the Board of Directors.

         SECTION 5.8. PRESIDENT. The President shall have general supervision of the business of the Corporation and shall perform such other duties as may be assigned by the Board of Directors.

         SECTION 5.9. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall have the custody and operation of the accounting books and records of the Corporation and shall perform all acts incident to the position of Chief Financial Officer, subject to the control of the Board of Directors.

         SECTION 5.10. VICE PRESIDENT. Each Vice President shall have such powers and perform such duties as may be provided for herein and as may be assigned by the Chief Executive Officer, or the Board of Directors.


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         SECTION 5.11. TREASURER. The Treasurer shall have charge of all funds of the Corporation and shall perform all acts incident to the position of Treasurer, subject to the control of the Board of Directors.

         SECTION 5.12. SECRETARY. The Secretary shall keep the minutes, and give notices, of all meetings of stockholders and directors and of such committees as directed by the Board of Directors. The Secretary shall have charge of the minute books, share records and seal of the Corporation, and such other books and papers as the Board of Directors may require. The Secretary or any Assistant Secretary is authorized to certify copies of extracts from minutes and of documents in the Secretary's charge and anyone may rely on such certified copies to the same effect as if such copies were originals and may rely upon any statement of fact concerning the Corporation certified by the Secretary or any Assistant Secretary. The Secretary shall perform all acts incident to the office of Secretary, subject to the control of the Board of Directors.

         SECTION 5.13. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. Assistant Secretaries and Assistant Treasurers shall have such powers and perform such duties as usually pertain to their respective offices and as may be assigned by the Board of Directors or an officer designated by the Board of Directors.

         SECTION 5.14. COMPENSATION OF OFFICERS. The officers of the Corporation shall receive such compensation for their services as the Board of Directors may determine. The Board of Directors may delegate its authority to determine compensation to designated officers of the Corporation.

         SECTION 5.15. EXECUTION OF INSTRUMENTS. Checks, notes, drafts, other commercial instruments, assignments, guarantees of signatures and contracts (except as otherwise provided herein or by law) shall be executed by the Chairman of the Board, Chief Executive Officer, President, any Vice President or such officers or employees or agents as the Board of Directors or any of such designated officers may direct.

         SECTION 5.16. MECHANICAL ENDORSEMENTS. The Chief Executive Officer, the Chairman, the President, any Vice President or the Secretary may authorize any endorsement on behalf of the


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

Corporation to be made by such mechanical means or stamps as any of such officers may deem appropriate.

         SECTION 5.17. APPOINTMENT OF OFFICERS AND AGENTS. The Chief Executive Officer may appoint one or more Vice Presidents and such other officers, assistant officers and agents as the Chief Executive Officer may determine. Any such officers, assistant officers or agents so appointed shall perform such duties and have such powers as from time to time may be delegated by the Chief Executive Officer, and, unless the Chief Executive Officer otherwise directs, such appointed officers and assistant officers shall perform such duties as are generally performed by officers or assistant officers with equivalent restrictions, if any, on title and shall have such other powers as may from time-to-time be delegated by the Board of Directors.

                                   SECTION VI

                                 INDEMNIFICATION

         SECTION 6.1. INDEMNIFICATION PROVISIONS IN CERTIFICATE OF INCORPORATION. The provisions of this Section VI are intended to supplement
Article VI of the Certificate of Incorporation pursuant to Sections 6.2 and 6.3 thereof. To the extent that this Section VI contains any provisions inconsistent with said Article VI, the provisions of the Certificate of Incorporation shall govern. Terms defined in such Article VI shall have the same meaning in this
Section VI.

         SECTION 6.2. INDEMNIFICATION OF EMPLOYEES. The Corporation shall indemnify and advance expenses to its employees to the same extent as to its directors and officers, as set forth in the Certificate of Incorporation and in this Section VI of the Bylaws of the Corporation.

         SECTION 6.3. UNDERTAKINGS FOR ADVANCES OF EXPENSES. If and to the extent the Delaware General Corporation Law requires, an advancement by the Corporation of expenses incurred by an indemnitee pursuant to clause (iii) of the last sentence of Section 6.1(b) of the Certificate of Incorporation (hereinafter an "advancement of expenses") shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of


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

such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under Article VI of the Certificate of Incorporation or otherwise.

         SECTION 6.4. CLAIMS FOR INDEMNIFICATION. If a claim for indemnification under Section 6.1 of the Certificate of Incorporation is not paid in full by the Corporation within sixty (60) days after it has been received in writing by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses only upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in
Section 145 of the Delaware General Corporation Law (or any successor provision or provisions). Neither the failure of the Corporation (including the Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in Section 145 of the Delaware General Corporation Law (or any successor provision or provisions), nor an actual determination by the Corporation (including the Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the


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

indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to have or retain such advancement of expenses, under Article VI of the Certificate of Incorporation or this Section VI or otherwise, shall be on the Corporation.

         SECTION 6.5. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, trustee, officer, employee or agent of the Corporation or another enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

         SECTION 6.6. SEVERABILITY. In the event that any of the provisions of this Section VI (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the full extent permitted by law.

                                   SECTION VII

                                  MISCELLANEOUS

         SECTION 7.1. SEAL. The Corporation shall have a suitable seal, containing the name of the Corporation. The Secretary shall be in charge of the seal and may authorize one or more duplicate seals to be kept and used by any other officer or person.

         SECTION 7.2. WAIVER OF NOTICE. Whenever any notice is required to be given, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.


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

         SECTION 7.3. VOTING OF STOCK OWNED BY THE CORPORATION. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, the President, any Vice President or such officers or employees or agents as the Board of Directors or any of such designated officers may direct. Any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may from time to time confer like powers upon any other person or persons.

                                  SECTION VIII

                               AMENDMENT OF BYLAWS

         The Board of Directors, by the affirmative vote of a majority of the whole Board of Directors, shall have power to amend, alter, change, adopt or repeal the Bylaws of the Corporation at any regular or special meeting; provided, however, that the stockholders entitled to vote may prescribe that any Bylaw adopted by the stockholders may not be amended, altered, changed or repealed by the Board of Directors. The stockholders entitled to vote also shall have the power to amend, alter, change, adopt or repeal the Bylaws of the Corporation at any annual or special meeting subject to the requirements of the Certificate of Incorporation.


                                      -19-